EXHIBIT C

MARYLAND RESIDENCY CERTIFICATE

In connection with the recordation of that certain grant deed dated December __, 2011 ("**Deed**") in the Land Records of Wicomico County, Maryland, the undersigned hereby certifies for purposes of §10-912 of the Tax-General Article, Annotated Code of Maryland , the following:

1. NuStar Terminals Operations Partnership, L.P., a Delaware limited partnership ("**Transferor**"), has executed effective as of December __, 2011 the Deed in favor of Blackwater Maryland, L.L.C., a Maryland limited liability company, as "transferee."

2. Transferor is a resident entity under § 10-912(A)(4) of the Tax-General Article of the Annotated Code of Maryland by virtue of the fact that Transferor has been registered with the Maryland Department of Assessments and Taxation to do business in Maryland more than 90 days before the date of transfer.

3. The undersigned, Daniel S. Oliver, is the Senior Vice President of Transferor, and has requisite authority to sign this document as a legal representative of Transferor.

Based on the foregoing certification, Transferor claims exemption from the tax withholding requirements of §10-912 of the Tax-General Article, Annotated Code of Maryland. Under penalty of perjury, the undersigned certifies that he has examined this declaration and that, to the best of his knowledge, it is true, correct, and complete in all respects.

____

Daniel S. Oliver, Senior Vice President of
NuStar Terminals Operations Partnership, L.P.

STATE OF TEXAS §
§
COUNTY OF BEXAR §

I, the undersigned Notary Public, do hereby certify that Daniel S. Oliver, personally appeared before me this day and acknowledged that he is the Senior Vice President of NuStar Terminals Operations Partnership L.P., a Delaware limited partnership, and that he/she as such officer, being authorized to do so, executed the foregoing instrument on behalf of said entity.

This the ___ day of December, 2011.

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Notary Public

(SEAL)

My Commission Expires:______________